UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ANTEON INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

GENERAL DYNAMICS CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Acquisition of Anteon International Corporation Investor Presentation New York City Nicholas D. Chabraja December 14, 2005 GENERAL DYNAMICS

December 14, 2005 GENERAL DYNAMICS

General Dynamics cautions that “Forward-Looking
Statements” in this presentation as to future results
of operations and financial projections reflect the
Company’s views, but are necessarily subject to
risks and uncertainties, and no assurances can be
given that such expressed or implied results will be
achieved.  A more complete expression of these
risks and uncertainties is contained in the
Company’s filings with the Securities and Exchange
Commission, and you are encouraged to review
these files, of which the Form 10-K and Forms 10-Q
may be of particular interest.
Forward-Looking Statement

December 14, 2005 GENERAL DYNAMICS

$55.50 per share in cash + $100 Million net debt
Subject to Anteon shareholder vote and normal
regulatory approvals
Expected to close in 2Q 2006
Accretive to earnings
Anteon International Corporation Acquisition
Total Value = $2.2 Billion

December 14, 2005 GENERAL DYNAMICS 4 Prime on ~ 85% of contracts Total backlog ~ $6.6 billion 9,500 employees 6,200 employees hold a security clearance Anteon Overview

December 14, 2005 GENERAL DYNAMICS 5 Estimates for 2006: Sales ~ $1.72 Billion EBITDA ~ $170 Million Anteon Financial Objectives

December 14, 2005 GENERAL DYNAMICS 6 Price / Estimated 2006 Sales ~ 1.3 X Price / Estimated 2006 EBITDA ~ 13.1 X General Dynamics-Anteon Transaction Metrics

December 14, 2005
GENERAL DYNAMICS

Combination generates the breadth and scale needed to meet
expanding mission requirements
Common culture:
Strong focus on customer
Commitment to employees
Superb Fit With General Dynamics IS&T

December 14, 2005 GENERAL DYNAMICS

High-end skills complement
General Dynamics’ capabilities
Enterprise architecture
Integration and application development
Modeling, simulation and training
Life cycle support and outsourcing
90% of revenue comes from Defense, Intelligence
and Homeland Security customers
Anteon Competencies Complement IS&T

December 14, 2005 GENERAL DYNAMICS

Provides solid growth potential in IT services and
C4ISR
Brings domain expertise in Mission IT solutions
Mission IT bridges the gap between General Dynamics’
Enterprise IT services and C4ISR
Gives customers an additional first tier provider
Combination Enhances IS&T Growth Potential

December 14, 2005 GENERAL DYNAMICS

Extends General Dynamics reach within:
Department of Defense
(39% sales from Navy; 28% from Army)
Intelligence community
Homeland security agencies
National Missile Defense program
Logistics modernization
Anteon Customer Base Complements IS&T

December 14, 2005 GENERAL DYNAMICS

GD + Anteon = Seamless Edge to Edge IT
From the Strategic, Sustaining Base to the Battlefield
• Business Consulting
• Systems Requirements Analysis
People and Process People and Process
IT Management & Outsourcing IT Management & Outsourcing
• Maintenance & Logistics
• Staffing & Help Desk
• Software Hosting & Business
Process Outsourcing
• Network Operations
Equipment & Networks Equipment & Networks
• Design & Engineering
• Integration & Project Management
• Equipment & Infrastructure
Enterprise IT
Enterprise IT
C4ISR
C4ISR
Mission IT
Mission IT
Business
Process
Reengineering
Systems
Development
Support
Warfighter
Tactics,
Techniques &
Procedures
Enterprise
Applications
Analysis Tools
Training
Modeling &
Simulation
Command &
Control
Applications
Network
Infrastructure
LANs, WANS, SANs
Restricted
Networks
Battlespace
Communications
Systems
IT Support
Help Desk
Systems
Administration
Contractor
Logistics
Support
Logistics
Modernization
Integrated Battlespace
Logistics Support
Software Software
• Installation
• Development
• Integration

December 14, 2005 GENERAL DYNAMICS

This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Anteon International Corporation.  Anteon International Corporation will file and deliver all proxy statements, and Anteon International Corporation and General Dynamics Corporation will file and deliver all other forms, notices and documents required under state and federal law with respect to the merger. Anteon International Corporation will be filing preliminary proxy materials with the Securities and
Exchange Commission. Upon expiration of the waiting period required under the federal securities laws to permit the SEC to review and comment upon the preliminary proxy materials, Anteon International
Corporation will call a special meeting of its stockholders to vote on the merger and will file with the SEC and mail the definitive proxy materials to its stockholders. The definitive proxy materials will contain important information regarding the merger, including, among other things, the recommendation of Anteon
International Corporation's board of directors in respect of the merger. Stockholders of Anteon International
Corporation are advised to read the definitive proxy materials, including the proxy statement and the
Agreement and Plan of Merger, before making any decisions regarding the merger. Copies of the definitive proxy materials, and any amendments or supplements thereto, may be obtained without charge at the SEC's website at www.sec.gov or at Anteon International Corporation's website at www.anteon.com as they become available.
General Dynamics